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                                  EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Security Corporation on Form S-3 of our report dated February 21, 1997, appearing in the Annual report on Form 10-K of First Security Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Salt Lake City, Utah
June 3, 1997















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